EXHIBIT 4.12
                             CERTIFICATE OF TRUST OF
                          REPUBLIC NEW YORK CAPITAL IV

         THIS CERTIFICATE OF TRUST of Republic New York Capital IV (the "Trust"), dated as of November 18,1997, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, Thomas F. Robards, an individual as trustee and Stephen Saali, an individual, as trustee to form a business trust under the Delaware Business Trust Act (12 Del. C.
Section 3801 et seq.).

         1. Name. The name of the business trust formed hereby is Republic New York Capital IV.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are as follows: Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

         4. Duration. The Trust created hereby shall terminate on November 18, 2051.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first written above.

                                  BANKERS TRUST (DELAWARE), not in its
                                  individual capacity but solely as trustee


                                  By:    /s/ M. Lisa Wilkins
                                     -----------------------------------------
                                      Name:
                                      Title:


                                  THOMAS F. ROBARDS, not in his
                                  individual capacity but solely as trustee


                                       /s/ Thomas F. Robards
                                  --------------------------------------------


                                  STEPHEN J. SAALI, not in his individual
                                  capacity but solely as trustee


                                      /s/ Stephen J. Saali
                                  --------------------------------------------